Exhibit 3

VERONA PHARMA PLC
FORM OF PROXY

I/We
of
being a member of the Company, hereby appoint
or failing him, the Chairman of the Meeting, as my/our proxy to attend, speak and vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at 9.00 am on 2nd May 2018 and at any adjournment thereof.

I/We direct my/our vote as indicated below in respect of the resolutions which are referred to in the Notice convening the Meeting (see note 1 below).

	Ordinary Resolutions	FOR	AGAINST	WITHHELD
Resolution 1	To receive and adopt the report of the directors and the financial statements for the year ended 31 December 2017.

Resolution 2	To approve the Directors’ Remuneration Policy.

Resolution 3	To approve the Directors’ Remuneration Report.

Resolution 4	To re-elect David Raymond Ebsworth as a director of the Company.

Resolution 5	To re-elect Sven Anders Ullman as a director of the Company.

Resolution 6	To appoint PricewaterhouseCoopers LLP as auditors.

Resolution 7	To authorise the directors to determine the auditors remuneration.

Resolution 8	To authorise the directors to allot relevant securities pursuant to Section 551 of the Companies Act 2006.

Special Resolution

Resolution 9	To authorise the directors to allot equity securities pursuant to Section 570 of the Companies Act 2006.

Date	Signature

☐           Please tick here if you are appointing more than one proxy.

Notes

1.         Members are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the meeting. A proxy need not be a shareholder of the Company. A shareholder may appoint more than one proxy in relation to the Annual General Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. Should you wish to appoint more than one proxy please return this form and attach to it a schedule detailing the names of the proxies you wish to appoint, the number of shares each proxy will represent and the way in which you wish them to vote on the resolutions that are to be proposed. To be valid, the form of proxy and the power of attorney or other authority (if any) under which it is signed or a certified copy of such power or authority must be lodged at the office of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR by hand or by post, or by fax to +44 (0)20 7264 4440, or by email to ben.harber@shma.co.uk, so as to be received not less than 48 hours before the time fixed for the holding of the meeting or any adjournment thereof (as the case may be) excluding any part of a day which is not a working day.

2.         The completion and return of a form of proxy will not preclude a member from attending in person at the meeting and voting should he wish to do so.

3.         In the case of a corporation, the form of proxy must be executed under its common seal or the hand of an officer or attorney duly authorised.

4.         A member may appoint a proxy of its own choice. If the name of the member’s choice is not entered in the space provided on the form of proxy, the return of the form of proxy duly signed will authorise the Chairman of the meeting to act as that member’s proxy.

5.         To direct your proxy how to vote on the resolutions mark the appropriate box with an “X”. To abstain from voting on a resolution, select the relevant “withheld” box. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the meeting.

6.         The Company has specified that only those members entered on the register of members at the close of business on 30th April 2018 shall be entitled to attend and vote at the meeting in respect of the number of ordinary shares of £0.05 each in the capital of the Company held in their name at that time. Changes to the register after close of business pm on 30th April 2018 shall be disregarded in determining the rights of any person to attend and vote at the meeting.

Perivan Financial Print 248812